Item 26. Exhibit (g) vi. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
AUTOMATIC AND FACULTATIVE YRT AGREEMENT
Effective April 1, 2005
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.
(the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)
TAI Code: [_____]
Reinsurer Treaty ID: [_____]

On and after January 1, 2020, the Amendment Effective Date, Paragraph A of Article III – Basis of Reinsurance of the Agreement is hereby replaced in its entirety with the following:

A.	Life insurance shall be reinsured on a Yearly Renewable Term (YRT) basis for the net amount at risk on the portion of the insurance of the original policy which is reinsured with the Reinsurer. Reinsurer will hold reserves in accordance with the Standard Valuation Law in effect at the time of issue of the original policy.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 29, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 29, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 29, 2019
Peter G Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Natalie Gleed	Date:	July 18, 2019

Print name:	Natalie Gleed

Title:	V.P.

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Steven M. Cvijanovich	Date:	July 18, 2019

Print name:	Steven M. Cvijanovich

Title:	Senior Vice President